SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to  240.14a-12

                   First Cash Financial Services, Inc.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

 Dear Stockholder:

      We cordially invite you to attend our 2001 Annual Meeting, which will be held on Thursday, July 18, 2002, at 10:00 a.m. at the First Cash
 Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

      Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

      Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

      We hope that you will be able to join us on July 18.

                               Very truly yours,


                               /s/ Rick Powell
                               -------------------------
                               Rick Powell
                               Chairman of the Board and
                               Chief Executive Officer

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011

                               _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held July 18, 2002
                               _______________

      Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Thursday, July 18, 2002, for the following purposes:

      1. To elect one Director;

      2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2002;

      3. To approve an increase in the number of shares available for issuance in the Company's 1999 Stock Option Plan; from 1,200,000 shares of common stock to 2,500,000 shares of common stock.

      4. To transact such other business as may properly come before the meeting.

      Common stockholders of record at the close of business on June 7, 2002 will be entitled to notice of and to vote at the meeting.

                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               ----------------------------------
 Arlington, Texas              Rick L. Wessel
 June 14, 2002                 President, Chief Financial Officer,
                               Secretary and Treasurer

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011
                               _______________

                               PROXY STATEMENT
                        Annual Meeting of Stockholders
                               _______________

      This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Thursday, July 18, 2002, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about June 14, 2002.

      The close of business on June 7, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 8,871,187 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Items 2 and 3 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT ONE DIRECTOR; (ii) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002; (iii) TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE IN THE COMPANY'S 1999 STOCK OPTION PLAN FROM 1,200,000 SHARES OF COMMON STOCK TO 2,500,000 SHARES OF COMMON STOCK; AND (iv) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                ANNUAL REPORT

      The Annual Report to Stockholders, covering the fiscal year of the Company, dated December 31, 2001, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

      The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the President, Chief Financial Officer, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                    ITEM 1

                            TO ELECT ONE DIRECTOR

      The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. The stockholders will elect one director for the coming year; the nominee presently serves as a director of the Company and will be appointed for a term of three years.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominee listed herein. Although the Board of Directors of the Company does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

      The Board  of  Directors of  the  Company consists  of  four  directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2001 - Mr. Powell; 2002 - Messrs. Wessel, Burke and Love; and 2003
 - Ms. Schuchmann. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and executive officer. The Director standing for election at the 2001 annual meeting is as follows:

      Phillip E. Powell, age 51, has served as a director of the Company since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services business for over 26 years.

 Directors Not Standing For Election

      Tara Schuchmann, age 44, has served as a director of the Company since June 2001. Ms. Schuchmann is the founder and managing general partner of Tara Capital Management LP, an investment management and advisory firm. Ms. Schuchmann has 22 years experience in the financial services industry. Ms. Schuchmann holds an MBA from the Harvard University Graduate School of Business Administration.

      Rick L. Wessel,  age 43,  has been  associated with  the Company  since
 February 1992, has served as chief financial officer, secretary and treasurer of the Company since May 1992, has served as president since May 1998, and has served as a director since November 1992. Prior to February 1992, Mr. Wessel was employed by Price Waterhouse LLP for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

      Richard T. Burke, age 58, has served as a director of the Company since December 1993. Mr. Burke is the founder and former chief executive officer and chairman of United HealthCare Corporation. Mr. Burke remains a director of United HealthCare Corporation, a company engaged in the managed health care industry, and a number of other private, nonprofit and charitable boards. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of United HealthCare Corporation. The securities of United HealthCare Corporation are registered pursuant to the Exchange Act. Mr. Burke was the former owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League.

      Joe R. Love, age 63, has served as a director of the Company since December 1991. Mr. Love has served as chairman of CCDC, Inc., a real estate development firm, since October 1976. Mr. Love has served as a director of Atomic Burrito, Inc., a public company involved in the entertainment industry, since October 1996.

 Board of Directors, Committees and Meetings

      The Board of Directors held four meetings during the year ended December 31, 2001. Each director attended 100% of the Board meetings during the year ended December 31, 2001. The Audit and Compensation Committees consist of Richard T. Burke, Joe R. Love and Tara Schuchmann. The Audit Committee held four meetings during the year ended December 31, 2001 and the Compensation Committee held four meetings during the year ended December 31, 2001.

      Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

      Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plans.

      The Company has no nominating committee or any committee serving a similar function.

 Directors' Fees

      For the year ended December 31, 2001, the outside directors received no compensation for attending meetings of the Board of Directors or any committee thereof. The directors are reimbursed for their reasonable expenses incurred for each Board and committee meeting attended. See "Compensation - Stock Options and Warrants" for a discussion of options and warrants issued to directors.

 Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on the reports furnished pursuant to Section 16a-3(e) of the Exchange Act, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the year ending December 31, 2001.

 Board Committees; Compensation Committee Interlocks and Insider
 Participation

      The Board of  Directors has two  standing committees. The  Compensation
 Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board of Directors engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements, and determines the independence of such accountants. Ms. Schuchmann and Messrs. Burke and Love serve as members of each of these committees, and are not employed by the Company.

      THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTOR FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THIS DIRECTOR REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE ELECTION OF DIRECTORS.

                                    ITEM 2

 RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE
                COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002

      The Board of Directors and the Audit Committee of the Board have approved engagement of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002 consolidated financial statements. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2002. Both the Audit Committee of the Board of Directors and the Board itself has approved the engagement of Deloitte & Touche LLP for audit services.

 Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $105,000.

 Financial Information Systems Design and Implementation Fees

      Deloitte  rendered  no  professional   services  to  the  Company   for
 information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

 All Other Fees

      The aggregate fees billed by Deloitte for other professional services, primarily tax and accounting related consultations, rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2001 were $32,140. The Company's Audit Committee has considered whether the provision of the services described in the preceding sentence is compatible with maintaining the principal accountant's independence.

      In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2002, it is contemplated that the appointment for the year ending December 31, 2002 will be permitted to stand unless the Board finds other good reason for making a change.

      Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

      THE BOARD HAS RECOMMENDED THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                    ITEM 3

                     AMENDMENT OF 1999 STOCK OPTION PLAN

      The Board has adopted, subject to shareholder approval, an amendment to our 1999 Stock Option Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan from 1,200,000 to 2,500,000 shares. The Board believes that increasing the number of shares of common stock reserved for issuance under the Plan is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to its long-term growth and financial success. The Company relies on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly hired and continuing employees will be based on competitive market conditions, experience, and individual performance. The Company has issued options to purchase 1,199,500 shares of common stock under the current Plan, and may issue an additional 500 shares of common stock under the current Plan.

      The following is a summary of the principal features of the Plan, and does not purport to be a complete description of the Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to First Cash Financial Services, Inc., 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011, Attention: Corporate Secretary. The amendment to the Plan is attached hereto as Exhibit "A."

      Eligibility. The Plan is open to key employees, officers, directors and consultants of the Company and its affiliates ("Eligible Persons").

      Transferability.  The grants are not transferable.

      Changes in the Company's Capital Structure. The Plan will not affect the right of the Company to authorize adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure. In the event of an adjustment, recapitalization or reorganization, the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity he would have been entitled to if immediately prior to the merger he had exercised his option. The Board may waive any limitations imposed under the Plan so that all options are immediately exercisable. All outstanding options may be canceled by the Board upon written notice to the Eligible Person and by granting a period in which the options may be exercised.

      Options and  SARs.   The Company  may grant  incentive or  nonqualified
 stock options.

      Option price. The exercise price of incentive options shall not be less than the greater of (i) 100% of fair market value on the date of grant, or (ii) the aggregate par value of the shares of stock on the date of grant. The Compensation Committee, at its option, may provide for a price greater than 100% of fair market value. The price for 10% or more stockholders shall be not less than 110% of fair market value.

      Duration. No option or SAR may be exercisable after the period of 10 years. In the case of a 10% or more stockholder, no incentive option may be exercisable after the expiration of five years.

      Amount exercisable-incentive options. No option may be exercisable within six months from its date of grant. In the event an Eligible Person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered non-qualified stock options.

      Exercise of Options. Options may be exercised by written notice to the Compensation Committee with:

        (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

        (ii) stock at its fair market value on the date of exercise;

        (iii) an election to  make a cashless  exercise through a  registered
            broker-dealer, if  approved  in   advance  by  the   Compensation
            Committee;

        (iv) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price, if approved in advance by the Compensation Committee; and/or

        (v) any other form of payment which is acceptable to the Compensation Committee including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

      SARs. SARs may, at the discretion of the Compensation Committee, be included in each option granted under the Plan to permit the Eligible Person to surrender that option, or a portion of the part which is then exercisable, and receive in exchange an amount equal to the excess of the fair market value of the stock covered by the option, over the aggregate exercise price of the stock. The payment may be made in shares of stock valued at fair market value, in cash, or partly in cash and partly in shares of stock as the Compensation Committee determines. SARs may be exercised only when the fair market value of the stock covered by the option surrendered exceeds the exercise price of the stock. In the event of a surrender of an option, or a portion of it, to exercise the SARs, the shares represented by the option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each SAR issued in tandem with an option (a) will expire not later than the expiration of the underlying option, (b) may be for no more than 100% of the difference between the exercise price of the underlying option and the fair market value of share of stock at the time the SAR is exercised, (c) is transferable only when the underlying option is transferable, and under the same conditions, and (d) may be exercised only when the underlying option is eligible to be exercised.

      Termination of Options or SARs. Unless expressly provided in the option or SAR agreement, options or SARs shall terminate one day less than three months after an employee's severance of employment with the Company other than by death, disability or retirement.

      Death. Unless the option or SAR expires sooner, the option or SAR will expire one year after the death of the Eligible Person.

      Disability. Unless the option or SAR expires sooner, the option or SAR will expire one day less than one year after the disability of the Eligible Person.

      Retirement. Unless it is expressly provided otherwise in the option agreement, if before the expiration of an incentive option, if the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the incentive option shall terminate on the earlier of the option's expiration date or one day less than one year after his retirement; provided, if an incentive option is not exercised within specified time limits prescribed by the Internal Revenue Code (the "Code"), it will become a nonqualified option by operation of law. Unless it is expressly provided otherwise in the option agreement, if before the expiration of a nonqualified option, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the nonqualified option shall terminate on the earlier of the nonqualified option's expiration date or one day less than one year after his retirement. In the event of retirement, the employee shall have the right prior to the termination of the nonqualified option to exercise the nonqualified option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the option agreement. Upon retirement, a SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

      Reload Options. The Board or Compensation Committee shall have the authority (but not an obligation) to include as part of any option agreement a provision entitling the eligible person to a further option (a "Reload Option") in the event the eligible person exercises the option in accordance with the Plan and the terms and conditions of the option agreement. Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such option,
 (b) shall have an expiration date which is the greater of (i) the same expiration date of the option the exercise of which gave rise to such Reload Option, or (ii) one year from the date of grant of the Reload Option, and
 (c) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the stock subject to the Reload Option on the date of exercise of the original option. Notwithstanding the foregoing, a Reload Option which is an incentive option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the fair market value of the stock subject to the Reload Option on the date of exercise of the original option and shall have a term which is no longer than five (5) years.

      Restricted Stock Awards. The Compensation Committee may issue shares of stock to an eligible person subject to the terms of a restricted stock agreement. The restricted stock may be issued for no payment by the eligible person or for payment below the fair market value on the date of grant. Restricted stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the restricted stock agreement. The Compensation Committee shall determine the period of vesting, the number of shares, the price, if any, of stock included in a restricted stock award, and the other terms and provisions which are included in a restricted stock agreement.

      Award of Performance Stock. The Compensation Committee may award shares of stock, without any payment for such shares, to designated eligible persons if specified performance goals established by the Compensation Committee are satisfied. The terms and provision herein relating to these performance-based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance stock award shall be made by the Compensation Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations).

      Amendment or Termination of the Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any incentive option under the Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under incentive options, (b) change the class of employees eligible to receive incentive options, or (c) decrease the option price for incentive options below the fair market value of the stock at the time it is granted, shall be made without the approval of the stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                     Equity Compensation Plan Information

      The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of December 31, 2001, including the 1990 Stock Option Plan, and 1999 Stock Option Plan (together, the "Option Plans"):
                                 Number of       Weighted         Number of
                               securities to     average    securities remaining
                               be issued upon    exercise       available for
                                exercise of      price of      future issuance
                                outstanding    outstanding      under equity
                                options and     options and      compensation
                                  warrants       warrants           plans
                                  ---------     ----------          ------
 Plan Category
 -------------
  Equity compensation plans
    approved by security holders  1,180,500    $ 6,360,000          97,687
  Equity compensation plans not
    approved by security holders  1,003,161      6,714,316               -
                                  ---------     ----------          ------
  Total                           2,183,661    $13,074,316          97,687
                                  =========     ==========          ======

 ________________

      From time to time, the Board of Directors will issue warrants to purchase shares of common stock in the Company at a predetermed price per share and a scheduled expiration date. During the year ended December 31, 2001, the Board of Directors approved the issuance of warrants to purchase 64,911 shares of common stock in the Company, with a weighted average exercise price of $6.46.

 THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 1,200,000 TO 2,500,000 AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 1,200,000 TO 2,500,000. SUCH ADOPTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. SHOULD SUCH SHAREHOLDER APPROVAL NOT BE OBTAINED, THEN THE 1,300,000 SHARE INCREASE TO THE SHARE RESERVE UNDER THE PLAN WILL NOT BE IMPLEMENTED. THE PLAN WILL, HOWEVER, CONTINUE IN EFFECT, AND OPTION GRANTS AND DIRECT STOCK ISSUANCES MAY CONTINUE TO BE MADE UNDER THE PLAN UNTIL ALL THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN HAVE BEEN ISSUED PURSUANT TO SUCH OPTION GRANTS AND DIRECT STOCK ISSUANCES OR UNTIL THE PLAN'S EARLIER EXPIRATION OR TERMINATION BY THE BOARD.

                              EXECUTIVE OFFICERS

 The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

            Name               Age     Position
            -----------------  ---     ----------------------------------
            Phillip E. Powell   51     Chairman of the Board and
                                         Chief Executive Officer
            Rick L. Wessel      43     President, Chief Financial Officer,
                                         Secretary, Treasurer and Director
            J. Alan Barron      41     President - Pawn Operations
            Blake A. Miraglia   34     President - Check Cashing Operations


      J. Alan Barron joined the Company in January 1994 as its chief operating officer. Mr. Barron served as the chief operating officer from January 1994 to May 1998 and has served as the president - pawn operations since May 1998. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine-store privately held pawnshop chain. Prior to his employment as chief financial officer of this privately held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP.

      Blake A. Miraglia joined the Company in June 1998 as the president of check cashing operations. Prior to joining the Company, Mr. Miraglia was the president of Miraglia, Inc. from 1992 to May 1998. The Company acquired Miraglia, Inc. in June 1998.

     Biographical information with respect to Messrs. Powell and Wessel was previously provided under Item 1.


                               STOCK OWNERSHIP

      The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director, each named executive officer, and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of June 7, 2001. On that date, there were 8,871,187 shares of voting Common Stock issued and outstanding.

                                                  Shares Beneficially
             Officers, Directors                        Owned (2)
           and 5% Stockholders (1)             Number              Percent
          -------------------------------    ---------              -----

          Richard T. Burke (3)               1,578,000              17.44%
          Phillip E. Powell (4)              1,283,102              13.08
          Delta Partners LLC                   771,700               8.70
          Rick L. Wessel (5)                   633,115               6.85
          Dimensional Fund Advisors, Inc.      605,400               6.82
          Joe R. Love (6)                      431,500               4.70
          J. Alan Barron (7)                   319,234               3.54
          Blake A. Miraglia (8)                224,206               2.49
          Tara Schuchmann (9)                   91,000               1.02
          All officers and directors
            as a group (7 persons)           4,560,157              41.64




 (1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: (i) Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401-1038; (ii) Delta Partner LLC, One Financial Center, Suite 1600, Boston, MA 02111; and (iii) all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.

 (2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of June 7, 2002, upon exercise of outstanding warrants and options.

 (3) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, and a stock option to purchase 50,000 shares at a price of $2.00 per share to expire in December 2010. Excludes 10,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership.

 (4) Includes a warrant to purchase 60,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 225,000 shares at a price of $4.625 per share to expire in January 2011, a warrant to purchase 150,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 125,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 150,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 125,000 shares at a price of $4.00 per share to expire in February 2011, and a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2011.

 (5) Includes a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 75,000 shares at a price of $8.00 per share to expire in April 2012, a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 50,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 100,000 shares at a price of $2.00 per share to expire in December 2010, and a stock option to purchase 65,000 shares at a price of $4.00 per share to expire in February 2011.

 (6) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2011, a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009, and 131,500 shares of common stock all of which are beneficially owned by an affiliate of Mr. Love.

 (7) Includes a warrant to purchase 40,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 25,000 shares at a price of $2.00 per share to expire in December 2010, and a stock option to purchase 25,000 shares at a price of $4.00 per share to expire in February 2011.

 (8) Includes a warrant to purchase 5,294 shares at a price of $2.00 per share to expire in June 2007, a warrant to purchase 3,470 shares at a price of $4.00 per share to expire in June 2007, a warrant to purchase 6,720 shares at a price of $4.625 per share to expire in June 2007, a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 25,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 25,000 shares at a price of $4.00 per share to expire in February 2011, and a stock option to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012.

 (9) Includes a stock option to purchase 25,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, and 41,000 shares of common stock all of which are beneficially owned by an affiliate of Ms. Schuchmann.



                                 COMPENSATION

 Executive Compensation

      The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the year ended December 31, 2001 in excess of $100,000. Also included in the following table is compensation for the year ended December 31, 2001, 2000 and 1999:


                            Summary Compensation Table
                            --------------------------
                                                    Long-Term
                               Annual compensation  Compensation - Awards
                               -------------------  ---------------------
                                                    Securities
                                                    Underlying
 Name & Principal     Fiscal                        Options/      All Other
 Position              Year    Salary     Bonus    Warrants (1) Compensation (2)
 --------              ----    ------     -----    ------------ ------------
 Phillip E. Powell     2001  $ 385,234  $ 300,000     125,000          -
   Chairman of the     2000    314,340     60,000     200,000          -
   Board and Chief     1999    300,000          -     125,000          -
   Executive Officer

 Rick L. Wessel        2001  $ 259,890  $ 150,000      65,000          -
   President,          2000    223,750     30,000     100,000          -
   Chief Financial     1999    173,750          -      50,000          -
   Officer, Secretary
   and Treasurer

 J. Alan Barron        2001  $ 219,781  $  50,000      25,000          -
   President - Pawn    2000    191,250          -      25,000          -
   Operations          1999    158,750          -      25,000          -

 Blake A. Miraglia     2001  $ 226,099  $  50,000      25,000          -
   President - Check   2000    185,000          -      25,000          -
   Cashing Operations  1999    158,750          -      25,000          -

 --------------------
 (1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
 (2) The aggregate amount of other compensation is less than 10% of such executive officer's annual compensation.

 Employment Agreements

      Mr. Powell has entered into an employment agreement with the Company through December 31, 2006 to serve as the Chief Executive Officer of the Company; at the discretion of the Board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a 2002 base salary of $500,000 with annual minimum increases of 10% or higher increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) certain stock incentives at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Powell in the amount of $4 million dollars; (v) 3% loans to exercise certain stock options to purchase common stock of the Company and tax loans to pay the taxes which result from such exercises; (vi) a lump-sum severance payment of $1.5 million, which shall be reduced 20% each year this agreement is extended past 2006; and (vii) reimbursement of business related expenses. In the event that Mr. Powell's employment is terminated other than his voluntary termination or termination for good cause, the Company shall cancel his obligations pursuant to a promissory note dated December 31, 2000 in the principal amount of $2 million and any additional loans or advances and shall return all property securing such loans to Mr. Powell or his designated beneficiary. In addition, Mr. Powell has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of two years following his termination.

      Mr. Wessel has entered into an employment agreement with the Company through December 31, 2006 to serve as the President and Chief Financial Officer of the Company; at the discretion of the Board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a 2002 base salary of $350,000 with annual minimum increases of 10% or higher increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) certain stock incentives at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Wessel in the amount of $2 million dollars;
 (v) 3% loans to exercise certain stock options to purchase common stock of the Company and tax loans to pay the taxes which result from such exercises; and (vi) reimbursement of business related expenses. In the event that Mr. Wessel's employment is terminated other than his voluntary termination or termination for good cause, the Company shall cancel his obligations pursuant to a promissory note dated December 31, 2000 in the principal amount of $1.53 million and any additional loans or advances and shall return all property securing such loans to Mr. Wessel or his designated beneficiary. In addition, Mr. Wessel has agreed not to compete with the
 Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of two years following his termination.

 Stock Options and Warrants


      The following table shows stock option and warrant grants made to named executive officers during the year ended December 31, 2001:


                  Individual Grants of Stock Option and Warrant Grants Made
                           During the Year Ended December 31, 2001
                           ---------------------------------------
                                                                     Potential Realizable
                              Percentage                                   Value at
                               of Total                                 Assumed Annual
                               Options                                  Rates of Stock
                   Options    Granted to     Exercise                 Price Appreciation
                   Granted   Employees in     Price      Expiration     for Option and
   Name            (Shares)  Each Period   (Per Share)      Date       Warrant Terms (1)
 ----------------- --------  ------------  ----------- -------------  -------------------
                                                                         5%        10%
                                                                       -------    -------
 Phillip E. Powell  125,000     46.3%         $4.00    February 2011  $263,800   $715,800
 Rick L. Wessel      65,000     24.1           4.00    February 2011   137,200    372,200
 J. Alan Barron      25,000      9.3           4.00    February 2011    52,800    143,200
 Blake Miraglia      25,000      9.3           4.00    February 2011    52,800    143,200


 -----------------
 (1)   The actual value,  if any, will  depend upon the  excess of the  stock price over the exercise price on the date  of exercise, so that there is  no assurance the value realized will be at or near the present value.


                    December 31, 2001 Stock Option and Warrant Values
                    -------------------------------------------------
                                         Number of Unexercised        Value of Unexercised
                                       Stock Options and Warrants         In-The-Money
                    Shares                at December 31, 2001     Stock Options and Warrants
                 Acquired on  Value             (Shares)               December 31, 2001 (l)
   Name            Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
 ----------------- --------  --------  -----------  -------------  -----------  -------------
 Phillip E. Powell     -        -      835,000 (2)        -        $ 2,017,000        -
 Rick L. Wessel        -        -      265,000 (3)        -            662,000        -
 J. Alan Barron        -        -      115,000 (4)        -            190,000        -
 Blake Miraglia        -        -       90,000 (5)        -            316,000        -

 -----------------

 (1) Computed based upon the differences between aggregate fair market value and aggregate exercise price.
 (2) Includes warrants to purchase 285,000 shares at prices ranging from $4.625 to $8.00 per share and options to purchase 550,000 shares at prices ranging from $2.00 to $10.00 per share.
 (3) Includes warrants to purchase 50,000 shares at a price of $8.00 per share and options to purchase 215,000 shares at prices ranging from $2.00 to $10.00 per share.
 (4) Includes warrants to purchase 40,000 shares at a price of $8.00 per share and options to purchase 75,000 shares at prices ranging from $2.00 to $10.00 per share.
 (5) Includes warrants to purchase 15,000 shares at prices ranging from $2.00 to $4.625 per share and options to purchase 75,000 shares at prices ranging from $2.00 to $10.00 per share.

      Warrants and options held by other directors: On June 7, 2002, other directors held warrants to purchase 425,000 shares at prices ranging from $4.625 to $8.00 per share, expiring between January 2011 and February 2013 and options to purchase 100,000 shares at prices ranging from $2.00 to $10.00 per share, expiring between April 2009 and December 2010.

      Warrants and options held by other employees and third parties: On June 7, 2002, other employees and third parties held warrants to purchase 338,634 shares at prices ranging from $2.00 to $12.00 per share, expiring between February 2003 and February 2013 and options to purchase 212,500 shares at prices ranging from $4.00 to $12.00 per share, expiring between February 2003 and April 2012.

      The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

 Certain Transactions

      In June 1998, in conjunction with the purchase of 11 check cashing stores, the Company entered into lease agreements relating to one store location and certain office space located in California. These properties were partially owned through September 2000 by Mr. Blake Miraglia, an employee of the Company. Total lease payments made pursuant to these leases were $130,000 and $239,000 during the fiscal years ended December 31, 2000 and 1999, respectively, which approximated market rates. In addition, the Company has an outstanding, unsecured note payable due July 5, 2003, bearing interest at 7%, to Mr. Miraglia, which amounted to $800,000 and $1,281,000 as of December 31, 2001 and 2000, respectively, including accrued interest.

      As of December 31, 2001 and 2000, the Company had notes receivable outstanding from certain of its officers totaling $5,051,000 and $5,826,000, respectively. These notes are secured by a total of 650,000 shares of common stock of the Company owned by these individuals, term life insurance policies, and bear interest at four percent. These notes are due upon the sale of the underlying shares of common stock.

      During the year ended December 31, 2001, Mr. Joe R. Love was issued an option to purchase 25,000 shares of common stock at an exercise price of $4.00 per share expiring in December 2010. During the year ended December 31, 2001, Mr. Love exercised options to purchase 75,000 shares of common stock with an aggregate exercise price of $200,000.

      In April 1991, the Company adopted a policy prohibiting transactions with its officers, directors or affiliates, unless approved by a majority of the disinterested directors and on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all prior related party transactions were on terms as favorable as could be obtained from independent third parties.

 Report of the Audit Committee

      The Audit Committee is composed of three directors who are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The committee reviews the Company's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by the Company. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the committee has met and held discussions with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent public accountants. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee discussed with Deloitte the matters required to be discussed by Statement of Auditing Standard No. 61, under which Deloitte must provide us with additional information regarding the scope and results of its audit of the Company's financial statements.

      In addition, the committee has discussed with Deloitte its independence from the Company and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees).

      The committee discussed with the Company's independent public accountants the overall scope and plans for their respective audits. The committee meets with Deloitte, with and without management present, to discuss the results of its examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

 The Audit Committee:  Richard T. Burke, Joe R. Love and Tara Schuchmann

 Report of the Compensation Committee

 Overview

      The Compensation Committee of the Board of Directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

      The Company seeks to provide an overall level of compensation to the Company's executives that are competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it. In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

 Base Salary

      Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

 Annual Incentive Compensation

      The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

 Long-Term Incentive Compensation

      The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

 Chief Executive Officer Compensation

      Mr. Powell was elected to the position of chief executive officer in May 1992. Mr. Powell's salary was increased from $375,000 to $400,000 on August 20, 2001. Mr. Powell received a bonus in the amount of $300,000 during the year ended December 31, 2001. Mr. Powell received common stock option grants based upon the overall performance of the Company during the year ended December 31, 2001.

      The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

 The Compensation  Committee:    Richard  T. Burke,  Joe  R.  Love  and  Tara
 Schuchmann

 Stock Price Performance Graph

      The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1996 through December 31, 2001, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and ACE Cash Express, Inc.


                      [ PERFORMANCE GRAPH APPEARS HERE ]


                                               Nasdaq
                      First Cash, Inc.        Composite          Peer Group
                      ----------------        ---------          ----------
 July 31, 1996             100.00               100.00             100.00
 July 31, 1997             126.32               147.55             155.90
 July 31, 1998             286.84               173.65             230.49
 December 31, 1998         301.33               206.01             229.37
 December 31, 1999         173.68               382.77             175.22
 December 31, 2000          47.37               230.23              80.50
 December 31, 2001         143.16               182.67             114.15




                                OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                             COST OF SOLICITATION

      The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, directors, officers and regular employees of the Company in person or may solicit proxies by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                            STOCKHOLDER PROPOSALS

       Proposals by stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than December 30, 2002. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the 2002 Annual Meeting of Stockholders, such stockholder must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by March 30, 2003. In addition, stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of the Company's Bylaws.


                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               --------------------------------
 Arlington, Texas              Rick L. Wessel
 June 14, 2002                 President, Chief Financial
                               Officer, Secretary and Treasurer

                                 EXHIBIT "A"


                              FIRST AMENDMENT TO
                     FIRST CASH FINANCIAL SERVICES, INC.
                            1999 STOCK OPTION PLAN

      This Amendment to Stock Option Plan (the "Amendment") is made the 18th day of July 2002.

      Section 4.2 Dedicated Shares is hereby amended to read:

       The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 2,500,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

      All other terms and condition of the First Cash Financial Services, Inc. 1999 Stock Option Plan shall remain unchanged and in full force and effect.


                               BY ORDER OF THE BOARD OF DIRECTORS


                               ----------------------------------
                               Rick Wessel, President

 REVOCABLE PROXY
                     FIRST CASH FINANCIAL SERVICES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                JULY 18, 2002

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

 The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, July 18, 2002 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:


                                                       For   Withhold
 1. Election of Mr. Powell as director                -----   -----
    (the Board of Directors recommends a vote FOR)    [   ]   [   ]

 2. Approve an increase in the number of shares
    available for issuance in the Company's 1999
    Stock Option Plan; from 1,200,000 shares of        For   Against  Abstain
    common stock to 2,500,000 shares of common stock  -----   -----    -----
    (the Board of directors recommends a vote FOR)    [   ]   [   ]    [   ]

 3. Ratification of the selection of Deloitte &
    Touche LLP as independent auditors of the          For   Against  Abstain
    Company for the year ending December 31, 2002     -----   -----    -----
    (the Board of Directors recommends a vote FOR)    [   ]   [   ]    [   ]

 4. Other Matters:
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated June 14, 2002 as well as the Annual Report for the fiscal year ended December 31, 2001.

 PLEASE MARK,  SIGN  AND  DATE THIS  PROXY  AND  RETURN IT  IN  THE  ENCLOSED
 ENVELOPE.


 DATED:________________   _______________________________________________
                          (Signature)


                          _______________________________________________
                          (Signature if jointly held)


                          _______________________________________________
                          (Printed Name)

                          Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.